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Damon Elder
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Griffin-American Healthcare REIT II Reports Second Quarter 2013 Results

NEWPORT BEACH, Calif. (Aug. 13, 2013) - Griffin-American Healthcare REIT II, Inc. today announced operating results for the company's second quarter ended June 30, 2013.

“During the second quarter, Griffin-American Healthcare REIT II continued its rapid growth with the acquisition of 21 healthcare-related buildings for more than $141 million,” said Jeff Hanson, chairman and chief executive officer. “As a result of our continued expansion, funds from operations grew 232 percent, modified funds from operations grew 134 percent and net operating income grew 106 percent compared to the second quarter 2012. Additionally, we anticipate completing the acquisition of the previously announced £298.5 million, or approximately $447.8 million, UK Senior Housing Portfolio during the third quarter, at which point Griffin-American Healthcare REIT II would add an international presence to an already extensive national footprint, creating one of the largest and best diversified healthcare REITs in the world in terms of geography, revenue sources and asset types. ”

The UK Senior Housing Portfolio is expected to close during the third quarter of 2013, although closing is subject to receipt of regulatory approvals and other customary closing conditions and there can be no assurance that the acquisition will close or, if it does, when the closing will occur.

Second Quarter 2013 Highlights and Recent Accomplishments

•
Completed the second quarter acquisition of 17 medical office buildings and four skilled nursing facilities for an aggregate purchase price of approximately $141.4 million. Since the company's change in sponsor on Jan. 7, 2012, the company's portfolio has grown approximately 255 percent, based on purchase price, from $439 million to $1.56 billion as of June 30, 2013.

•
The company's property portfolio achieved an aggregate average occupancy of 96 percent as of June 30, 2013 and had leverage of 17.6 percent (total debt divided by total assets). The portfolio's average remaining lease term was 8.7 years at the close of the quarter, based on leases in effect as of June 30, 2013.

•	Declared and paid daily distributions equal to an annualized rate of 6.65 percent to stockholders of record, based upon a $10.22 per share calculation, from April 1 to June 30, 2013.

•
Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, equaled approximately $22.4 million, compared with $6.8 million during the second quarter 2012, representing year-over-year growth of approximately 231.8 percent. Modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, equaled $23.8 million, representing year-over-year growth of approximately 133.5 percent compared to MFFO of $10.2 million during the second quarter 2012. (Year-over-year growth in FFO and MFFO is primarily due to the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this release for more information regarding FFO and MFFO.)

•
Net operating income, or NOI, totaled approximately $35.2 million in the second quarter of 2013, representing an increase of approximately 106.5 percent over second quarter 2012 NOI of approximately $17.0 million. Net income during the quarter was $6.1 million as compared to a net loss of $1.2 million during the second quarter 2012. (Year-over-year growth in NOI is primarily due to the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net income (loss).)

•
In May, the company announced the expansion of its existing unsecured revolving line of credit from $200 million to $450 million. Existing lenders Bank of America, N.A., KeyBank National Association, RBS Citizens, N.A., and Comerica Bank were joined by new lenders Barclays Bank PLC, Fifth Third Bank, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and Sumitomo Mitsui Banking Corporation.

•
Subsequent to the close of the second quarter, the company acquired Hinsdale MOB Portfolio in the Chicago suburb of Hinsdale, Illinois for $35.5 million. The two-building portfolio totals approximately 169,000 square feet and is located less than one mile north of the Adventist Hinsdale Hospital campus and three miles northwest of the Adventist La Grange Memorial Hospital campus.

•
In July, the company announced that it has entered into definitive agreements to acquire a portfolio of 44 senior housing facilities located in the United Kingdom for approximately £298.5 million, or $447.8 million. The acquisition is expected to close during the third quarter of 2013, although closing is subject to receipt of regulatory approvals and other customary closing conditions and there can be no assurance that the acquisition will close or, if it does, when the closing will occur.

“Since the launch of Griffin-American Healthcare REIT II in 2009, we have consistently stated that our goal is to build a diverse portfolio of healthcare real estate and to establish one of the best REITs in the market on behalf of stockholders,” said Danny Prosky, president and chief operating officer. “We believe our results to date demonstrate that we have accomplished this goal, and we continue to exceed nearly all of our expectations for financial performance and growth.”

FINANCIAL TABLES AND NOTES FOLLOW

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2013 and December 31, 2012
(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Real estate investments, net	$1,297,475,000	$1,112,295,000
Real estate note receivable, net	10,419,000	5,182,000
Cash and cash equivalents	255,607,000	94,683,000
Accounts and other receivables, net	15,335,000	6,920,000
Restricted cash	13,749,000	8,980,000
Real estate and escrow deposits	23,812,000	2,900,000
Identified intangible assets, net	228,580,000	204,147,000
Other assets, net	30,507,000	19,522,000
Total assets	$1,875,484,000	$1,454,629,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$345,227,000	$291,052,000
Line of credit	—	200,000,000
Accounts payable and accrued liabilities	29,728,000	20,030,000
Accounts payable due to affiliates	1,930,000	1,807,000
Derivative financial instruments	582,000	795,000
Identified intangible liabilities, net	6,472,000	5,156,000
Security deposits, prepaid rent and other liabilities	20,307,000	75,043,000
Total liabilities	404,246,000	593,883,000

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 183,350,915 and 113,199,988 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	1,834,000	1,132,000
Additional paid-in capital	1,653,959,000	1,010,152,000
Accumulated deficit	(186,708,000)	(150,977,000)
Total stockholders’ equity	1,469,085,000	860,307,000
Noncontrolling interests	2,153,000	439,000
Total equity	1,471,238,000	860,746,000
Total liabilities and equity	$1,875,484,000	$1,454,629,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Real estate revenue	$45,394,000	$21,807,000	$85,612,000	$40,536,000
Expenses:
Rental expenses	10,217,000	4,770,000	18,457,000	8,072,000
General and administrative	4,369,000	2,511,000	8,439,000	4,818,000
Acquisition related expenses	3,674,000	4,582,000	7,279,000	11,152,000
Depreciation and amortization	16,420,000	7,981,000	31,238,000	14,964,000
Total expenses	34,680,000	19,844,000	65,413,000	39,006,000
Income from operations	10,714,000	1,963,000	20,199,000	1,530,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense	(4,488,000)	(3,134,000)	(8,565,000)	(6,199,000)
Gain (loss) in fair value of derivative financial instruments	123,000	(47,000)	212,000	(52,000)
Loss on foreign currency transactions	(330,000)	—	(330,000)	—
Interest income	34,000	3,000	37,000	7,000
Net income (loss)	6,053,000	(1,215,000)	11,553,000	(4,714,000)
Less: income attributable to noncontrolling interests	(9,000)	—	(13,000)	—
Net income (loss) attributable to controlling interest	$6,044,000	$(1,215,000)	$11,540,000	$(4,714,000)
Net income (loss) per common share allocated to controlling interest - basic and diluted	$0.04	$(0.02)	$0.08	$(0.08)
Weighted average number of common shares outstanding - basic and diluted	155,827,697	62,579,602	140,121,582	57,303,885
Distributions declared per common share	$0.17	$0.16	$0.34	$0.33

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NET OPERATING INCOME RECONCILIATION
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

Net operating income is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense, loss on foreign currency transactions and interest income. We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following is a reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to net operating income for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$6,053,000	$(1,215,000)	$11,553,000	$(4,714,000)
Add:
General and administrative	4,369,000	2,511,000	8,439,000	4,818,000
Acquisition related expenses	3,674,000	4,582,000	7,279,000	11,152,000
Depreciation and amortization	16,420,000	7,981,000	31,238,000	14,964,000
Interest expense	4,365,000	3,181,000	8,353,000	6,251,000
Loss on foreign currency transactions	330,000	—	330,000	—
Less:
Interest income	(34,000)	(3,000)	(37,000)	(7,000)
Net operating income	$35,177,000	$17,037,000	$67,155,000	$32,464,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
FFO AND MFFO RECONCILIATION
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

Due to certain unique operating characteristics of real estate companies, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. Accordingly, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.

Our MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which includes gains and losses on contingent consideration), amortization of above and below market leases, amortization of closing costs and origination fees, fair value adjustments of derivative financial instruments, gains or losses on foreign currency transactions, gains or losses from the extinguishment of debt, change in deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA's Practice Guideline are not applicable to us for the three and six months ended June 30, 2013 and 2012. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor entities or their affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor entities or their affiliates and third parties, and therefore if we do not have other proceeds to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

In the future, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor entities and their affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of cash available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the capital formation and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the U.S. Securities and Exchange Commission, or SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The following is a reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$6,053,000	$(1,215,000)	$11,553,000	$(4,714,000)
Add:
Depreciation and amortization - consolidated properties	16,420,000	7,981,000	31,238,000	14,964,000
Less:
Net income attributable to noncontrolling interests	(9,000)	—	(13,000)	—
Depreciation and amortization related to noncontrolling interests	(21,000)	(3,000)	(29,000)	(6,000)
FFO	$22,443,000	$6,763,000	$42,749,000	$10,244,000
Add:
Acquisition related expenses(1)	3,674,000	$4,582,000	$7,279,000	$11,152,000
Amortization of above and below market leases(2)	495,000	349,000	906,000	528,000
Amortization of closing costs and origination fees(3)	42,000	—	67,000	—
(Gain) loss in fair value of derivative financial instruments(4)	(123,000)	47,000	(212,000)	52,000
Loss on foreign currency transactions(5)	330,000	—	330,000	—
(Gain) loss on extinguishment of debt(6)	(105,000)	17,000	(105,000)	17,000
Adjustments for noncontrolling interests(7)	(1,000)	1,000	(1,000)	1,000
Less:
Change in deferred rent receivables(8)	(2,945,000)	(1,563,000)	(5,628,000)	(2,971,000)
MFFO	$23,810,000	$10,196,000	$45,385,000	$19,023,000
Weighted average common shares outstanding - basic and diluted	155,827,697	62,579,602	140,121,582	57,303,885
Net income (loss) per common share - basic and diluted	$0.04	$(0.02)	$0.08	$(0.08)
FFO per common share - basic and diluted	$0.14	$0.11	$0.31	$0.18
MFFO per common share - basic and diluted	$0.15	$0.16	$0.32	$0.33
_________

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our former advisor, our advisor entities or their affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, above and below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, direct loan origination fees and costs are amortized over the term of the note receivable as an adjustment to the yield on the note receivable. This may result in income recognition that is different than the contractual cash flows under the note receivable. By adjusting for the amortization of the closing costs and origination fees related to our real estate note receivable, MFFO may provide useful supplemental information on the realized economic impact of the note receivable terms, providing insight on the expected contractual cash flows of such note receivable, and aligns results with our analysis of operating performance.

(4)
Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5)	We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.
(6)	We believe that adjusting for the gain or loss on extinguishment of debt provides useful information because such gain or loss on extinguishment of debt may not be reflective of on-going operations.
(7)	Includes all adjustments to eliminate the noncontrolling interests' share of the adjustments described in Notes (1) - (6) and (8) to convert our FFO to MFFO.
(8)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

About Griffin-American Healthcare REIT II, Inc.
Griffin-American Healthcare REIT II, Inc. is a real estate investment trust organized to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT II, please visit www.HealthcareREIT2.com.

This release contains certain forward-looking statements with respect to the success of our company, whether we can continue to improve our net operating income, funds from operations and modified funds of operations, whether we can maintain or improve the financial results experienced during the three months ended June 30, 2013, whether we will be able to acquire the UK Senior Housing Portfolio during the third quarter of 2013, if at all; whether we can expand our portfolio; whether we will be able to add an international presence to our portfolio; and whether we will be able to create one of the largest and best diversified healthcare REITs in the world in terms of geography, revenue sources and asset types. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; uncertainty of certain regulatory approvals and satisfaction of certain closing conditions of the UK Senior Housing Portfolio acquisition; uncertainties relating to changes in general economic, healthcare and real estate conditions in the UK; and other risk factors as outlined in our company's periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.